SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              GERALD STEVENS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  65-0773649
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                   Identification No.)

                     301 East Las Olas Boulevard, Suite 300
                         Fort Lauderdale, Florida 33301
          (Address of principal executive offices, including zip code)


                        Gerald Stevens, Inc. 401(k) Plan
                            (Full title of the Plan)


                                Adam D. Phillips
                              Gerald Stevens, Inc.
                     301 East Las Olas Boulevard, Suite 300
                         Fort Lauderdale, Florida 33301
                                  954/713-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum          Proposed Maximum
Title of Securities to be           Amount to          Offering Price               Aggregate             Amount of
        Registered*               be Registered          Per Share**            Offering Price**      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
     $0.01 per share              1,000,000 Shares       $8.21875                  $8,218,750            $2,169.75
----------------------------------------------------------------------------------------------------------------------

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referred to herein.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to the Securities Act of 1933, as amended, and the regulations thereunder, the documents containing the information specified in
Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement and, therefore, are not set forth herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Certain Documents by Reference.
                  -----------------------------------------------

                  The following documents that we have filed with the SEC are incorporated by reference:

                  1. Our Annual Report on Form 10-K for the fiscal year ended August 31, 1999, and any amendments thereto.

                  2. All other reports that we have filed with the SEC for ourselves, or on behalf of our 401(k) Plan, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended August 31, 1999.

                  3. The description of our common stock contained in our Registration Statement on Form 10, dated April 27, 1971.

                  All documents subsequently filed by us or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Registration Statement and prior to such time as we file a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Item 4.  Description of Securities.
                  --------------------------

                  Not applicable.

         Item 5.  Interests of Named Experts and Counsel.
                  ---------------------------------------

                  Not applicable.

         Item 6.  Indemnification of Directors and Officers.
                  ------------------------------------------

         (a) Section 145 of the General Corporation Law of Delaware permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not we would have the power to indemnify such persons against such liabilities under the provisions of such sections. We have purchased such insurance.

         Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (b) Article 8 of our Certificate of Incorporation permits, and Article 7 of our Bylaws provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) We maintain directors' and officers' liability insurance coverage for our directors and officers and those of our subsidiaries and for certain other executive employees. This coverage insures these persons against certain losses that may be incurred by them in their respective capacities as directors, officers or employees, with respect to which they may or may not be indemnified under the provisions of our Certificate of Incorporation or Bylaws.

         Item 7.    Exemptions from Registration Claimed.
                    -------------------------------------

                    Not applicable.

         Item 8.    Exhibits.
                    ---------

                  The following exhibits have been filed with this Registration
Statement:

Exhibit No.                                              Exhibit
-----------                                              -------

   23.1                                     Consent of Arthur Andersen LLP

   23.2                                     Consent of Ernst & Young LLP

   24                                       Powers of Attorney (included as
                                            part of the signature page)

         In lieu of the opinion of counsel or determination letter contemplated by Section 601(b)(5)(ii) of Regulation S-K, the Registrant hereby undertakes that it will submit the Plan and will submit any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

         Item 9.    Undertakings.
                    ------------

         We undertake:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (d) that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether our indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.

                                     EXPERTS
                                     -------

         The audited consolidated financial statements as of August 31, 1999 and 1998 and for the years then ended of Gerald Stevens, Inc., incorporated by reference in this Registration Statement and included in our Annual Report on Form 10-K for the year ended August 31, 1999, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included therein in reliance upon the authority of such firm as experts in giving said reports.

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule for the year ended August 31, 1997 included in our Annual Report on Form 10-K for the year ended August 31, 1999, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Gerald Stevens, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida.

                                              GERALD STEVENS, INC.

                                              By /s/ Albert J. Detz
                                              ---------------------------------
Date:  January 5, 2000                        (Senior Vice President and Chief
                                              Financial Officer)

         Each person whose signature appears below appoints Gerald R. Geddis and Adam D. Phillips, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities indicated on January 5, 2000.

                     Signature                                         Title
                     ---------                                         -----
/s/ G. Geddis                                                 President, Chief Executive Officer
                                                                 and Director
                                                              (Principal Executive Officer)

/s/ S. Berrard             }        /s/ A. Phillips  }
/s/ T. Byrne               }        /s/ K. Puttick   }        Directors
/s/ R. Johnson             }        /s/ K. Royer     }
/s/ R. Owades              }        /s/ A. Williams  }

/s/ A. Detz                                                   Senior Vice President
-----------------------                                       (Principal Financial Officer)
 (A. Detz)

/s/ E. Baker                                                  Vice President and Controller
-----------------------                                       (Principal Accounting Officer)
 (E. Baker)

                                   SIGNATURES

The Plan
--------

                  Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Gerald Stevens, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 5, 2000.


                                                GERALD STEVENS, INC. 401(k) PLAN

                                                By: Gerald Stevens, Inc.
                                                Its:  Plan Administrator

                                                By:   /s/ Adam D. Phillips
                                                      --------------------------
                                                Its:  Senior Vice President

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.             Exhibit
-----------             -------

23.1               Consent of Arthur Andersen LLP

23.2               Consent of Ernst & Young LLP

  24               Powers of Attorney (included as part of the signature page)